Period Ended February 28, 2006

John Hancock Tax-Exempt Series Fund

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JH Massachusetts Tax-Free Income      NAV         Div/share
Fund
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Class A                               $12.71      $0.2600
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Class B                                12.71       0.2159
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Class C                                12.71       0.2159
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JH New York Tax-Free Income Fund      NAV         Div/share
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Class A                               $12.44      $0.2562
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Class B                                12.44       0.2132
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Class C                                12.44       0.2131
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